03/28/2012

FINANCING AND SECURITY AGREEMENT

THIS FINANCING AND SECURITY AGREEMENT (“Agreement”) is made and entered this 28 day of March, 2012 (“Effective Date”) by and among SAVEDAILY, INC., a Nevada corporation (“SDINC”), and SAVEDAILY.COM, INC., a California corporation (together with SDINC, each a “Borrower” individually and collectively as joint and several obligors with respect to any and all Obligations (as defined herein), “Borrower”), and SAVEDAILY PARTNERS, L.P., a Delaware limited partnership (together with its participants, assigns and designees, “SDLP”). Borrower and SDLP may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.           Borrower desires financing (“Financing”) in an aggregate amount of up to Three Million Dollars ($3,000,000), and SDLP is willing to provide such Financing in the amounts set forth in this Agreement, upon the terms and subject to the conditions set forth in this Agreement and those set forth in that certain form of Note in substantially the form attached hereto as Exhibit A (the Notes purchased and sold hereunder, as amended, restated, supplemented, modified or extended by mutual agreement of the Parties, and including any additional Notes issued in payment of interest accruing thereon, are referred to herein as the “Notes,” and each, a “Note,” and this Agreement together with all additional, related or associated agreements, documents, filings, entered into between the Parties or provided by any of the Parties in connection with the Initial Financing and any Second Financing (as defined below) and the issuance of any such Notes, including but not limited to those documents set forth in Sections 5.2.1 and 5.2.2 below and any Additional Financing Documents entered into in connection with any Additional Financing, as described below, the “Financing Documents”).

B.           Borrower desires to sell and issue to SDLP, and SDLP desires to purchase from Borrower at the Initial Closing (as defined below), a Note in the initial principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), on the terms and subject to the conditions to such issuance set forth in the Financing Documents (the “Initial Financing”).

C.           Borrower shall have the right, commencing on the 180th day following the Initial Closing and ending on the first anniversary of the Initial Closing, to sell and issue to SDLP at the Second Closing (as defined below), a Note in the initial principal amount of Five Hundred Thousand Dollars ($500,000) (which amount shall be reduced on a dollar-for-dollar basis by the amount of any Additional Financing), on the terms and subject to the conditions to such issuance set forth in the Financing Documents (the “Second Financing”).

D.           SDLP in its discretion may elect to provide financing in addition to the Initial and the Second Financing (any such additional financing being, an “Additional Financing”) to Borrower from time to time by purchasing additional Notes on or prior to the date that is twelve months after the Initial Closing Date (as such date may be extended by mutual agreement of the Parties, the “Additional Financing Termination Date”) in an aggregate principal amount of up to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (which amount shall be reduced on a dollar-for-dollar basis by the amount of any Second Financing) (the cumulative principal amount of any such Additional Financing, once agreed and as from time to time funded, the “Additional Financing Amount”) on the terms and subject to such conditions as may be required by SDLP in its sole discretion for any such Additional Financing.

E.           This Agreement and the other Financing Documents set forth the understanding of the parties with respect to the Financing and the other matters contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, promises, and agreements contained herein, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.            Initial and Second Financing Amount.

1.1.          Initial Financing. The amount of the Initial Financing shall be One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00) (“Initial Financing Amount”), which SDLP shall wire transfer to Borrower in accordance with Sections 5 and 18, subject to the satisfaction of all conditions to SDLP’s obligations to fund such amount contained in the Financing Documents.

1.2.          Second Financing. During the period commencing on the 180th day following the Initial Closing and ending on the first anniversary of the Initial Closing, Borrower shall have the right to elect to sell and issue to SDLP, and SDLP shall be required to purchase, a Note in the initial principal amount of Five Hundred Thousand Dollars ($500,000) (which amount shall be reduced on a dollar-for-dollar basis by the amount of any Additional Financing), provided, however, that Borrower shall not be in Default hereunder or under any other Financing Document at the time Borrower elects to sell and issue such Note; and provided further that a Financial Covenant Failure shall not have occurred.

2.            Due Date; Obligation; Additional Financing.

2.1.          Due Date. The Obligations (as defined below) relating to the Initial Financing and the Second Financing, if any, and the Notes issued in respect thereof shall be due and payable in full on or before the earlier to occur of: (a) the date that is five (5) years from the Initial Closing Date and (b) the date of any Default (as defined below). The Obligations with respect to any Additional Financing Amount and the Notes issued in respect thereof shall be due and payable in full on or before the earlier to occur of: (i) the applicable payment dates or times set forth in the agreements and instruments entered into between Borrower and SDLP in connection with the Additional Financing (the “Additional Financing Documents”) and (ii) the date of any Default. The date the Obligations related to the Initial Financing, the Second Financing or the Additional Financing (if any) are due and payable, as the case may be, is referred to as the “Due Date”; provided, that for avoidance of doubt, the occurrence of any Default with respect to either the Initial Financing, the Second Financing or any Additional Financing (if any) shall be deemed the Due Date for all Obligations with respect to both the Initial Financing, the Second Financing and any such Additional Financing.

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2.2.          Obligations. “Obligations” means the indebtedness incurred pursuant to the Initial Financing, the Second Financing (including their respective Financing Amounts), any indebtedness incurred pursuant to any Additional Financing (including the Additional Financing Amount) (if any), any additional principal amounts resulting from interest that is paid-in-kind thereon, and all obligations and liabilities of every nature of Borrower now or hereafter existing under or arising out of or in connection with any Financing Documents entered into by the Parties or their applicable affiliates, and all related documents, together with all extensions or renewals thereof, whether for principal, interest, reimbursement of amounts drawn, payments for early termination, fees, penalties, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from SDLP as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Borrower now or hereafter existing under the Financing Documents, including, without limitation, interest, fees and other amounts that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding.

2.3.          Additional Financing. SDLP may in its sole discretion determine to provide Additional Financing at any time and from time to time prior to the Additional Financing Termination Date by providing written notice to Borrower of such election, and in such event Borrower shall issue and sell to SDLP additional Notes in the applicable Additional Financing Amount so elected on substantially the same terms as are set forth in the Note and the Financing Documents applicable to the Initial Financing and the Second Financing, if any. Any such Additional Financing, if any, shall be expressly subject to (a) completion of Additional Financing Documents to SDLP’s satisfaction, (b) the satisfaction or waiver by SDLP of any conditions to the Additional Financing that may be set forth in such Additional Financing Documents, (c) SDLP’s satisfaction with any supplemental due diligence it may elect to perform at such time, and (d) the full and faithful performance of Borrower with respect to the Obligations.

3.            Use of Proceeds. Borrower agrees that the proceeds of the Initial Financing shall be used to pay certain fees and expenses associated with the Initial Financing, and to otherwise use the funds remaining after paying such fees and expenses, all as set forth in the Schedule of Sources and Uses set forth on Schedule A attached. Borrower shall not pay any other fees or expenses to any party with the proceeds of the Initial Financing unless expressly set forth on Schedule A. The parties agree that the proceeds from the Second Financing shall be used for general working capital purposes. In the event that the Additional Financing is consummated, Borrower shall pay such fees and expenses in connection therewith as the Parties shall then agree in advance.

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4.            Payments.

4.1.          Application of Payments. All payments made under or pursuant to this Agreement and the other Financing Documents (including any Additional Financing Documents (if any)) shall by applied as follows (a) first, to any late charges, costs, expenses, charges fees payable under this Agreement, the other Financing Documents and any applicable Additional Financing Documents, (b) then, to accrued interest on the Notes then outstanding (to the extent SDLP elects that such interest be paid in cash rather than paid-in-kind and added to the principal amount of any such Notes (or paid through the issuance of additional Notes), (c) next, to repayment of the principal amount reflected in the Notes then outstanding, including any capitalized interest that has been paid-in-kind and added to the principal amount of any such Notes (or paid through the issuance of additional Notes), and (d) finally, to any other Obligations hereunder and under the other Financing Documents, any Additional Financing Documents and the Notes issued pursuant thereto (if any). Interest on the Notes shall accrue on the outstanding principal amount of the Notes at the applicable rate(s) specified therein. Borrower shall pay accrued interest on the Notes in cash on each applicable Interest Accrual Date (as defined in the applicable Notes) unless SDLP elects that such accrued interest shall be paid-in-kind, in which case it will be capitalized and added to the principal amount of the applicable Notes (or paid through the issuance of additional Notes). Repayment of the Obligations shall be made when and as they become due under this Agreement and the Notes, and shall otherwise be made by Borrower on the Due Date, as such Due Date may be extended by SDLP in its sole discretion; provided, however, that certain fees may be paid at the time of funding as specified in, and in accordance with Schedule A attached (or the equivalent schedule related to any Additional Financing, if any), as required by SDLP.

4.2.          Prepayment. From the date of issuance of any Note hereunder until the first anniversary thereof, Borrower may prepay all or any portion of such Note (including any capitalized interest that has been paid-in-kind and added to the principal amount of any such Notes) by paying the amount sought to be prepaid together with an additional amount equal to thirty percent (30.0%) of the amount sought to be prepaid. From and including the first anniversary of the date of issuance of any Note hereunder until the second anniversary thereof, Borrower may prepay all or any portion of such Note (including any capitalized interest that has been paid-in-kind and added to the principal amount of any such Notes) by paying the amount sought to be prepaid together with an additional amount equal to twenty percent (20.0%) of the amount sought to be prepaid. From and including the second anniversary of the date of issuance of any Note hereunder until the third anniversary thereof, Borrower may prepay all or any portion of such Note by paying the amount sought to be prepaid together with an additional amount equal to ten percent (10%) of the amount sought to be prepaid. Commencing upon continuing after the third anniversary of the issuance of a Note, after providing thirty (30) days prior written notice, Borrower may repay all or any portion of the Obligations relating thereto (with any such amounts to be applied in the order specified in Section 4.1 above), at the option of Borrower, without penalty. Notwithstanding the foregoing, SDLP shall have the right to elect to reduce the Conversion Price, in lieu of receiving cash prepayment, as follows: (a) if Borrower elects to prepay a Note during the period from the date of issuance of such Note until the first anniversary thereof, the Conversion Price for the portion of such Note proposed to be prepaid shall be reduced by $0.06 per share, (b) if the Borrower elects to prepay a Note during the period from and including the first anniversary of the date of issuance of such Note until the second anniversary thereof, the Conversion Price for the portion of such Note proposed to be prepaid shall be reduced by $0.04 per share and (c) if the Borrower elects to prepay a Note during the period from and including the second anniversary of the date of issuance of such Note until the third anniversary thereof, the Conversion Price for the portion of such Note proposed to be prepaid shall be reduced by $0.02 per share.

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5.            Closing.

5.1.        Closing Dates.

5.1.1.     Initial Closing Date. SDLP shall use its commercially reasonable efforts to complete the Initial Closing and deliver the Financing Amount to the account specified below in Section 18 within five (5) business days following the satisfaction of the Closing Conditions set forth below in Section 5.2.1 (the date of closing of the Initial Financing, the “Initial Closing Date”). Within three (3) business days following the Initial Closing Date, SDLP shall deliver a written closing statement to Borrower confirming the disbursement of the applicable portions of the Initial Financing Amount, and the allocation of the funds to the approved uses of funds, in accordance with Schedule A attached.

5.1.2.     Second Closing Date. SDLP shall use its commercially reasonable efforts to complete the Second Closing and deliver the Financing Amount with respect thereto to the account specified below in Section 18 within five (5) business days following the satisfaction of the Closing Conditions set forth below in Section 5.2.2 (the date of closing of the Second Financing, the “Second Closing Date”). Within three (3) business days following the Second Closing Date, SDLP shall deliver a written closing statement to Borrower confirming the disbursement of the Second Financing Amount.

5.2.        Closing Conditions.

5.2.1.     Initial Closing. Prior to or as of the Initial Closing, the following conditions shall have been satisfied or waived by SDLP in its sole discretion (“Closing Conditions”):

(a)          Delivery of All Executed Documentation. Borrower shall have delivered executed originals of all Financing Documents to SDLP. Such Financing Documents include, but are not limited to the following, each in form and substance satisfactory to SDLP in its sole discretion: (a) this Agreement; (b) the Note for the Initial Financing; and (c) such other documents as SDLP may reasonably require, including the documentation necessary for SDLP to perfect its senior, first priority security interest in the Collateral, as described below. Further, if SDLP determines or is informed by Borrower that any rights, property or interests that are the subject of any of the foregoing deliveries are not owned or held by Borrower as of the date hereof or thereof, or otherwise is or may be encumbered, Borrower shall promptly execute additional copies of such deliveries in the form of such deliveries that were previously negotiated and delivered, but with an updated effective date that is the date Borrower has acquired the requisite rights, property or interests.

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(b)          Completion of Checks. All verifications and checks of Borrower’s credit and/or background and all UCC searches of Borrower required by SDLP shall have been completed. BORROWER HEREBY EXPLICITLY AUTHORIZES LENDER TO RUN ALL CREDIT CHECKS, BACKGROUND CHECKS, UCC SEARCHES AND OTHER VERIFICATIONS DEEMED REASONABLY NECESSARY BY LENDER.

(c)          Release of Liens/Payoff of Related Indebtedness. Borrower shall have taken all action necessary to ensure that all liens filed against Borrower or its assets (other than those liens listed on Exhibit F hereto) have been unconditionally released; SDLP shall have received a “pay-off” letter in form and substance satisfactory to SDLP with respect to all indebtedness secured by such liens, including, for the avoidance of doubt, (i) the indebtedness evidenced by that certain Convertible Cognovit Promissory Note, dated November 21, 2011, made by Borrower to EQ Partners, LLC, the liens granted pursuant to that certain Financing and Security Agreement, dated as of November 21, 2011, by and among Borrower and EQ Partner, LLC, any other Obligations under and as defined therein and (ii) all indebtedness owing to Harry S. Dent, Jr.; and SDLP shall have received from any person holding any lien securing any such indebtedness, such UCC (or equivalent) termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in intellectual property and other instruments, in each case in proper form for recording or filing, as SDLP shall have requested to release and terminate of record the liens securing such indebtedness.

(d)          Perfection of Security Interests. All of the conditions of Section 6 shall have been satisfied, and SDLP shall have perfected, or shall perfect as of or immediately following the Initial Closing, its security interests in all Collateral (as defined below) by filing UCC1 Financing Statements and intellectual property security agreements, and to the extent applicable, by control and/or by possession.

(e)          Delivery of Organizational Documents. Delivery of the organizational documents for Borrower along with any amendments thereto, in each case as in effect as of the Initial Closing Date.

(f)          Additional Requirements. Such other documents, instruments, agreements, approvals, opinions, requirements and/or filings as SDLP may reasonably request or are necessary to effectuate the purpose and intent of the respective Parties in entering into this Agreement.

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If SDLP waives any of the above Closing Conditions based upon Borrower’s agreement to satisfy such Closing Conditions following the Initial Closing Date, Borrower shall be obligated to promptly and diligently pursue the satisfaction of such Closing Conditions by the date on which SDLP and Borrower have agreed to extend satisfaction of such Closing Condition, and Borrower’s failure to timely and fully do so shall constitute a Default.

5.2.2.     Second Closing. Prior to or as of the Second Closing, the following conditions shall have been satisfied or waived by SDLP in its sole discretion (“Closing Conditions”):

(a)          Delivery of All Executed Documentation. Borrower shall have delivered executed originals of all Financing Documents relating to the Second Financing to SDLP. Such Financing Documents include, but are not limited to the following, each in form and substance satisfactory to SDLP in its sole discretion: (a) the Note for the Second Financing; and (b) such other documents as SDLP may reasonably require, including the documentation necessary for SDLP to ensure the continued perfection of its senior, first priority security interest in the Collateral. Further, if SDLP determines or is informed by Borrower that any rights, property or interests that are the subject of any of the foregoing deliveries are not owned or held by Borrower as of the date hereof or thereof, or otherwise is or may be encumbered, Borrower shall promptly execute additional copies of such deliveries in the form of such deliveries that were previously negotiated and delivered, but with an updated effective date that is the date Borrower has acquired the requisite rights, property or interests.

(b)          No Default. Borrower shall not be in Default hereunder or under any Financing Document and no Financial Covenant Failure shall have occurred.

(c)          Delivery of Organizational Documents. Delivery of the organizational documents for Borrower along with any amendments thereto, in each case as in effect as of the Second Closing Date..

(d)          Additional Requirements. Such other documents, instruments, agreements, approvals, opinions, requirements and/or filings as SDLP may reasonably request or are necessary to effectuate the purpose and intent of the respective Parties in connection with the Second Financing.

It is contemplated that any Additional Financing (if any) shall be subject to equivalent conditions to closing for the benefit of SDLP.

6.            Security Agreement. Payment of the Obligations shall be secured by those liens, security interests and protections for SDLP set forth in this Section, which shall constitute a security agreement between Borrower and SDLP, for the express benefit of SDLP and its successors and assigns:

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6.1.          Grant of Security Interest. Borrower hereby grants to SDLP a senior, first priority lien on and security interest in and to all of the right, title and interest of Borrower in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(a)          all the assets of Borrower, including, but not limited to, all tools, inventory, contract rights, consumer goods, equipment, inventory, general intangibles, accounts, chattel paper, deposit accounts, documents, instruments, investment property, letter-of-credit rights, letters of credit, money, patents, licenses, intellectual property, cash, cash equivalents, cash collateral, accounts receivable, contracts rights, real property, plant, machinery, equipment, fixtures, vehicles, stock and equity instruments, commercial tort claims, supporting obligations, to the extent not covered by the foregoing types of Collateral, choses in action and all other personal property of Borrower, whether tangible or intangible, and book and records pertaining to Collateral;

(b)          all proceeds, replacements, substitutions, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Borrower is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; and

(c)          any after acquired collateral or assets of the foregoing types.

For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or any proceeds thereof are sold, exchanged, collected or otherwise disposed of, regardless of whether such disposition is voluntary or involuntary. Each item of Collateral listed in this Section 6.1 that is defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”) shall include, but not be limited to, the respective definitions set forth for such terms in the UCC, it being the intention of Borrower that the description of the Collateral set forth above be construed to include the broadest possible range of assets; provided, however, that if by reason of mandatory provisions of applicable law, any or all of the attachment, perfection or priority of SDLP’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions. Borrower hereby unconditionally and irrevocably appoints and constitutes SDLP (it being acknowledged that such power of attorney is coupled with an interest), as its true and lawful attorney in fact for the assignment, transfer and perfection of this grant and pledge of the Collateral, to the interest and name of SDLP. SDLP shall hold this security interest in the pledged Collateral as security for the repayment of the Obligations and the covenants contained in the Financing Documents relating to the Initial Financing, the Second Financing, if any, and any Additional Financing (if any).

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6.2.          Perfection. SDLP is authorized to file, and Borrower at its expense shall cause to be filed, proper and effective UCC financing statement(s), intellectual property security agreements, and any other filings necessary in order to legally perfect SDLP’s liens and security interests in the Collateral, and SDLP may, and Borrower shall, take any other steps or actions deemed necessary by SDLP to perfect SDLP’s interests in the Collateral. Borrower hereby expressly gives SDLP the authority and permission to file any statement(s), and take such steps or actions, as are contemplated by the foregoing sentence.

6.3.          Security for Obligations. This Agreement (together with the Intellectual Property Security Agreement attached as Exhibit B, which shall be executed and delivered by the Parties at the Initial Closing) secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code), of all Obligations of Borrower, including any future amounts loaned to Borrower by SDLP hereunder or under any future or prior agreements, documents or instruments (including any Additional Financing Documents, if any).

6.4.          Borrower to Remain Liable. Anything contained herein to the contrary notwithstanding, (a) Borrower shall remain liable under any contract and agreement included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement and any other Financing Documents had not been executed, (b) the exercise by SDLP of any of its rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) SDLP shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall SDLP be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment transferred or assigned hereunder.

6.5.          Further Assurances. Borrower agrees that from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that SDLP may reasonably request, in order to perfect, protect or maintain any security interest granted or purported to be granted hereby or by the attached Intellectual Property Security Agreement or to enable SDLP to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (i) execute, if necessary, and file such financing or continuation statements, or amendments thereto; and (ii) deliver such other instruments or notices, as may be necessary or desirable, or as SDLP may request, in order to perfect and preserve the security interests granted or purported to be granted hereby or thereby. Borrower hereby authorizes SDLP to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of any Borrower.

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6.6.          SDLP Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints SDLP as such Borrower’s attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, in SDLP’s discretion, to take any action and to execute any instrument that SDLP may deem reasonably necessary or advisable to accomplish the purposes of this Agreement and each other applicable Financing Document (including those relating to any Additional Financing, if any), from time to time after the occurrence and during the continuation of a Default, including: (a) to obtain and adjust insurance (including any claims thereunder) required to be maintained by Borrower or paid to SDLP; (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above; (d) to file any claims or take any action or institute any proceedings that SDLP may deem necessary or desirable for the collection or preservation of any of the Collateral or otherwise to enforce or protect the rights of SDLP with respect to any of the Collateral; (e) to pay or discharge taxes or liens (other than liens permitted under the Financing Documents or the Additional Financing Documents (if any)) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by SDLP in its sole discretion, any such payments made by SDLP to become obligations of Borrower to SDLP, due and payable immediately without demand; (f) to sign and endorse any invoices, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; and (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though SDLP were the absolute owner thereof for all purposes, and to do, at SDLP’s option and Borrower’s expense, at any time or from time to time, all acts and things that SDLP deems necessary to protect, preserve or realize upon the Collateral and any proceeds thereof and SDLP’s security interests therein in order to effect the purpose and intent of the Financing Documents, all as fully and effectively as SDLP may elect in its sole discretion.

6.7.          Indemnity and Expenses. Borrower agrees to indemnify SDLP and its principals, partners, employees and affiliates (collectively, the “SDLP Indemnified Parties”), against any and all claims, losses, costs, expenses and liabilities in any way relating to, growing out of or resulting from the Financing Documents and any Additional Financing Documents (if any) and the transactions contemplated hereby and thereby or associated herewith or therewith (including, without limitation, those incurred in or resulting from the enforcement of this Agreement and any such other Financing Document or Additional Financing Document (if any)), except to the extent such claims, losses, costs, expenses or liabilities result from SDLP’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction in a judgment not subject to appeal. Borrower agrees to pay to SDLP and each applicable SDLP Indemnified Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that SDLP or such SDLP Indemnified Party may incur in connection with (i) the administration of the Financing Documents and the Additional Financing Documents (if any), (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of SDLP hereunder or under any other Financing Document or any Additional Financing Document (if any), or (iv) the failure by Borrower to timely and fully perform or observe any of the provisions hereof. The obligations of Borrower in this Section 6.7 shall survive the termination of this Agreement and any other applicable Financing Document and the discharge of Borrower’s other obligations under the Financing Documents and the Additional Financing Documents (if any).

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6.8.          Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) secure all future advances or loans made by SDLP to Borrower (including in connection with any Additional Financing), (ii) remain in full force and effect until the payment in full of the Obligations, including any additional advances or loans made to Borrower by SDLP (including in connection with any Additional Financing or as a result of the payment in kind of interest on any Notes), and (iii) be enforceable by and inure, together with the rights and remedies of SDLP hereunder, to the benefit of SDLP and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), SDLP (and its assignees and transferees in turn) may assign or otherwise transfer any of its rights arising under the Financing Documents and the Additional Financing Documents (if any) to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to SDLP (or any applicable assignees and transferees thereof) whether arising herein or otherwise.

6.9.          Maintenance of Collateral. Borrower shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, and shall otherwise protect and preserve the Collateral, and pay promptly when due all payments, property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against or with respect to, the Collateral. Borrower shall, at its own expense: (a) perform and observe in all material respects all terms and provisions of its material contracts and agreements, enforce all material contracts and agreements in accordance with their terms, and take all such action to such end as may be prudent or from time to time requested by SDLP; and (b) furnish to SDLP, upon SDLP’s reasonable request, (i) copies of all notices, requests and other documents received by Borrower under or pursuant to any material contracts or agreements, (ii) such information and reports regarding the Collateral and Borrower and its business as SDLP may reasonably request. Borrower shall not, (x) without the prior written consent of SDLP, cancel, terminate, amend, pledge, encumber or alter any Collateral or consent to or accept any cancellation or termination thereof, or give any consent, waiver or approval thereunder, or (y) take any other action in connection with the Collateral could reasonably be expected to materially impair the value and priority of the interest or rights of Borrower thereunder or that could reasonably be expected to impair the interest or rights of SDLP under this Agreement, any other Financing Document or any Additional Financing Document (if any).

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6.10.         No Encumbrance or Transfer. For so long as any of the Obligations remain outstanding, Borrower shall not encumber, dilute or in any way transfer, pledge or grant liens in Borrower’s interests in the Collateral without the express written consent of SDLP, which may be given, conditioned or withheld in SDLP’s sole discretion.

6.11.         Future Acquisition of Collateral. For any part(s) or item(s) of the Collateral that are not owned by Borrower as of the date and time of execution of this Agreement, this Agreement shall become effective with respect to such part(s) or item(s) immediately and automatically upon the acquisition of such part(s) or item(s) by Borrower, and Borrower agrees to promptly execute, at SDLP’s request, additional agreements in the same form of this Agreement dated as of the date of such acquisitions of such part(s) or item(s), which agreements shall specifically describe any Collateral not specifically described in this Agreement; provided, however, that Borrower may grant or permit first priority vendor financing lien or purchase money security interest with respect to specific equipment financed by the vendor or relevant third party in an amount not to exceed $100,000 with respect to such equipment and related financing arrangements, upon the written consent of SDLP, not to be unreasonably withheld or delayed.

7.            Borrower’s Representations and Warranties. Borrower hereby jointly and severally represents and warrants to SDLP (a) as of the date hereof and (b) as of any subsequent extension of the Due Date or the time of funding any advance or loan of any funds pursuant to any of the Financing Documents or the Additional Financing Documents (if any), and further hereby jointly and severally covenants, as follows:

7.1.          Each entity that comprises Borrower is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

7.2.          Borrower has operated, and is operating, in compliance with all material laws, rules and regulations applicable to Borrower’s business, and currently possesses all material permits, licenses and approvals necessary to conduct Borrower’s business as currently conducted and as proposed to be conducted in the future.

7.3.          If Borrower is a “registered organization” (as defined in the Uniform Commercial Code), Borrower’s name and organizational number is as provided in the Financing Documents is accurate, and its main office is located at 3020 Old Ranch Parkway, Suite 140, Seal Beach, CA 90740.

7.4.          Borrower has the power and authority to convey any security interests and any other liens that Borrower has granted to SDLP under any of the Financing Documents, to execute and deliver the Financing Documents, and to perform the transactions and its obligations as contemplated under the Financing Documents.

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7.5.        The execution, delivery and performance by Borrower of its obligations under the Financing Documents, and consummation by Buyer of the transactions contemplated thereby:

7.5.1.          has been duly authorized and executed by all necessary authorizations, approvals and consents of Borrower, its officers and directors, its shareholders, and any applicable third parties or governmental agencies or authorities;

7.5.2.          does not and will not contravene or cause Borrower to be in default under (I) Borrower’s organizational or governing documents, (II) any material contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting Borrower or Borrower’s business or property, or (III) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting Borrower or Borrower’s property;

7.5.3.          does not and will not result in or require the creation of any adverse claim upon or with respect to any of the property of Borrower (other than those in favor of SDLP as contemplated hereunder); and

7.5.4.          are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

7.6.        All information furnished by or on behalf of Borrower to SDLP or its agents or representatives in connection with this Agreement or any transaction contemplated hereby, or in connection with SDLP’s evaluation of the Initial Financing, and any Second Financing or Additional Financing, and Borrower, has been and is true and complete in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.

7.7.        The capital structure of Borrower immediately preceding the Initial Closing is as set forth on Exhibit C attached hereto and incorporated herein by this reference, and specifies and is inclusive of all preferred equity, warrants, equity incentive plans, restricted stock and options.

7.8.        All material assets of Borrower are set forth in Exhibit D attached hereto and incorporated herein by this reference. Borrower does not own any real property or vehicles.

7.9.        All of Borrower’s existing material liabilities equal or greater than $10,000, whether absolute or contingent, are set forth on Exhibit E attached hereto and incorporated herein by this reference.

7.10.      Borrower owns or validly licenses the rights to all material inventions, software, code and intellectual property utilized by Borrower, incorporated into its products or important or necessary to the conduct of Borrower’s business.

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7.11.         Neither the Collateral nor the grant of security interests contained herein contravenes any agreement or contract of Borrower or otherwise related thereto, or contravenes in any material respect any laws, rules or regulations applicable thereto, and no party to any such related agreement or contract is in violation of any such law, rule or regulation in any material respect.

7.12.         Except as may be disclosed in Exhibit F, payment of the Obligations is secured by a valid first priority, senior lien on and security interest in the Collateral, and no other liens or security interests have been granted with respect to the Collateral. Borrower has no knowledge of any fact that could lead Borrower to expect that the priority and validity of SDLP’s mortgages, liens and/or security interests in the Collateral would or may be impaired in any way.

7.13.         All financial statements, documents and budgets of any kind provided by Borrower to SDLP are materially accurate and not misleading as of the date such were provided.

7.14.         Borrower currently has no judgments of any kind against it or its properties, except for that certain federal tax lien asserted by the Internal Revenue Service in the amount of approximately $100,000.

7.15.         Borrower is not currently involved in any litigation or governmental (including any judicial) proceedings or investigations of any kind, except for that litigation described on Exhibit G attached hereto.

7.16.         Borrower’s merger (the “Merger”) with Nine Mile Software, Inc. was and is fully effective, and completed in accordance with the terms of the merger agreement governing the same and all material applicable laws, rules and regulations.

7.17.         Borrower has received an indemnification for all liabilities arising prior to the Merger by the acquirer of the Tradewarrior products in connection with such Merger, and all such liabilities have been assumed by such entity.

7.18.         SDINC owns one hundred percent (100%) of the stock or equity of its subsidiary SaveDaily.com, Inc., and neither entity currently has any other subsidiaries, parents or affiliates. Such entities constitute the only entities operating or engaged in or comprising any part of Borrower’s business.

7.19.         The most recent financial projections and budget for Borrower provided to SDLP were prepared in good faith by Borrower’s management, based on assumptions believed reasonable at the time, and are materially accurate and complete as of the Effective Date.

7.20.         All representations, warranties and covenants made by Borrower in any of the other Financing Documents hereby are incorporated into this Agreement by this reference as if fully set forth herein, and all such other representations and warranties are true and complete in all material respects, and all such covenants are binding and enforceable against Borrower in accordance with their respective terms.

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8.            Borrower’s Covenants. To induce SDLP to enter into the transactions contemplated under the Financing Documents, Borrower hereby jointly and severally covenants and agrees as follows:

8.1.          Borrower shall take all actions necessary to preserve and protect the priority, scope, validity and enforceability of the liens of SDLP on or the security interests of SDLP in the Collateral.

8.2.          In the case of a Default, Borrower (A) shall not do, and shall use its commercially reasonable efforts not to cause or permit any other person or entity to do, anything to impede or interfere with the collection, transfer, sale, possession, use or operation by SDLP of the Collateral and Borrower will further promptly provide or obtain all necessary documentation, assistance, authorizations and information needed for SDLP or its transferees or assignees to collect, transfer, sell, possess, use or operate the Collateral, (B) will supply all additional information requested by SDLP for the transfer, sale, possession, use or operation of any Collateral by SDLP or its transferees or assignees thereof, and (C) will instruct its employees, contractors and agents to cooperate and assist SDLP and its applicable transferees or assignees thereof in the use, operation, transfer, collection, possession and/or sale of the Collateral.

8.3.          All information furnished by or on behalf of Borrower to SDLP in connection with this Agreement or any transaction contemplated hereby (including any Additional Financing, if any) shall be true and complete in all material respects when furnished and shall not omit to state a material fact necessary to make the statements contained therein not misleading.

8.4.          Borrower shall provide SDLP with regular financial statements. All financial statements, documents and budgets of any kind provided by Borrower shall be materially accurate and not misleading as of the date so provided. Borrower shall promptly provide SDLP with updated financial statements if there are any material changes to the financial condition reflected in the most recent statements provided to SDLP.

8.5.          Borrower shall not materially alter the organizational structure, business, operations, officers or ownership of Borrower without first obtaining the reasonable consent of SDLP, which consent shall not be unreasonably withheld or delayed.

8.6.          Borrower shall promptly notify SDLP of the acquisition of any material assets not listed in Exhibit D, and shall promptly notify and obtain the reasonable consent of SDLP prior to transferring or disposing of any of the material assets listed in Exhibit D. For purposes hereof, any assets with a value of $5,000 or greater shall be considered “material.”

8.7.          Borrower shall promptly notify SDLP in the event that Borrower becomes involved or threatened with any material litigation or any governmental (including judicial) proceedings or investigations of any kind.

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8.8.          Borrower shall materially adhere to the most recent budget and/or projections provided to SDLP to the fullest extent possible and shall use the proceeds of the Initial Financing in a manner that is materially consistent with Schedule A and, with respect to any Second Financing or Additional Financing, in a manner materially consistent with any equivalent sources and uses schedule or memorandum); provided, however, that in the event that Borrower desires to deviate from such budget and/or projections and or schedule, Borrower shall notify SDLP of such proposed deviation and obtain SDLP’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed.

8.9.          Borrower shall not do, and shall not cause or permit any other person or entity to do, anything to impede or interfere with the priority, enforceability or validity of the liens of SDLP on or the security interests of SDLP in the Collateral. Borrower shall not transfer, encumber or grant any liens on or security interests in the Collateral without the prior written consent of SDLP. Borrower shall not incur any material liabilities or obligations without obtaining the consent of SDLP, not to be unreasonably withheld.

8.10.         Borrower shall operate in accordance with all of its material permits, licenses and approvals, and all laws, rules and regulations of any kind applicable to Borrower’s business or affairs.

8.11.         Borrower shall continue to employ Jeffrey Mahony and Greg Vacca pursuant to employment agreements with standard non-compete and intellectual property provisions to executives in similar positions in other companies in Borrower’s industry, unless consented otherwise by SDLP. Borrower shall ensure that all key employees are employed under similar contracts, and that all inventions, software, code and intellectual property developed by or with any participation of such employees that is utilized by Borrower, incorporated into Borrower’s products or important to Borrower’s business shall be and remain the property of Borrower.

8.12.         Borrower shall ensure all material inventions, software, code and intellectual property that is utilized by Borrower, incorporated into Borrower’s products or important to Borrower’s business shall be and remain the sole and exclusive property of Borrower.

8.13.         For a period of four years following the Effective Date, SDLP shall have a right of first refusal with respect to any future financing of Borrower of any kind, whether debt or equity, and Borrower covenants not to solicit, initiate, engage in, or commit to any such other financing arrangements without first approaching SDLP to determine SDLP’s interest in providing any necessary financing, and further covenants not to enter into any legally binding agreements, arrangements or commitments with respect to any such financing arrangements without first offering SDLP the opportunity and a reasonable period of time to determine whether to provide such financing and to conduct a reasonable due diligence investigation with respect thereto. Without limiting the foregoing, prior to accepting any financing, Borrower must present SDLP with at least 30 days’ prior written notice of all terms thereof (including a copy of any written proposals or documents relating thereto) and the opportunity to finance, lend or invest such funds on materially consistent economic terms.

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8.14.         While any Obligations remain outstanding or SDLP continues to hold at least fifteen percent (15%) of any stock or equity securities issued or issuable pursuant to Section 14 (as adjusted to reflect any stock splits, reverse stock splits, or other events affecting any Borrower’s capitalization), then SDLP may either (a) appoint one member to Borrower’s board of directors and the board of directors of each subsidiary of Borrower, (which person shall, in SDLP’s discretion, also serve on each committee of any such board on which such person is qualified under applicable legal standards to serve) or (b) appoint up to two representatives to observe meetings of Borrower’s board of directors and the board of directors of each subsidiary of Borrower (which persons shall, in SDLP’s discretion, also be permitted to observe all meetings of each committee of any such board, to the extent legally permissible).

8.15.         While any Obligations remain outstanding or SDLP continues to hold at least fifteen percent (15%) of any stock or equity securities issued or issuable pursuant to Section 14 (as adjusted to reflect any stock splits, reverse stock splits, or other events affecting any Borrower’s capitalization), Borrower shall not without SDLP’s prior written consent (which may be given, conditioned or withheld in SDLP’s sole discretion) grant or issue any equity securities or any options, stock appreciation rights, or other equity related securities to any then current or former director, officer, employee, consultant or stockholder of any Borrower (or to any current or former affiliate or family members thereof, including any descendents, spouses or progeny, and whether such link is by blood, marriage or adoption) other than (a) sales of equity securities for cash at a per share purchase price equal to the greater of (i) the then-current exercise price per share of the same securities under the terms of then outstanding Notes and (ii) the volume weighted average trading price of such securities on any public market during the 30-day period prior to the date of such issuance and (b) grants of stock options or stock appreciation rights or other customary equity-linked incentive compensation to the extent the same (i) is granted for bona fide incentive compensation reasons, (ii) represents in the aggregate no more than 500,000 shares of SDINC’s common stock during any fiscal year (as adjusted to reflect any stock splits, reverse stock splits, or other events affecting SDINC’s common stock after the date hereof), and (iii) has an exercise or strike price that is no lower than the greater of (x) the then-current exercise price per share of the same securities under the terms of then outstanding Notes and (y) the volume weighted average trading price of such securities on any public market during the 30-day period prior to the date of such issuance.

8.16.         Financial Covenants.

8.16.1.      Minimum Consolidated Revenues. Borrower shall not permit its consolidated revenues in any period set forth below to be less than the amount set forth opposite such period below:

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Period	Consolidated Revenues
April 1, 2012 through June 30, 2012	$315,000
July 1, 2012 through September 30, 2012	$520,000
October 1, 2012 through December 31, 2012	$950,000
January 1, 2013 through March 31, 2013	$1,300,000
April 1, 2013 through June 30, 2013	$1,800,000
July 1, 2013 through September 30, 2013	$2,500,000
October 1, 2013 through December 31, 2013	$3,300,000
January 1, 2014 through March 31, 2014	$4,200,000
April 1, 2014 through June 30, 2014	$6,500,000
July 1, 2014 through September 30, 2014	$8,000,000
October 1, 2014 through December 31, 2014	$9,500,000
January 1, 2015 through March 31, 2015	$10,000,000
April 1, 2015 through June 30, 2015	$10,000,000
July 1, 2015 through September 30, 2015	$10,000,000
October 1, 2015 through December 31, 2015	$10,000,000
January 1, 2016 through March 31, 2016	$10,000,000
April 1, 2016 through June 30, 2016	$10,000,000
July 1, 2016 through September 30, 2016	$10,000,000
October 1, 2016 through December 31, 2016	$10,000,000
January 1, 2017 through Due Date	$10,000,000

8.16.2.      Borrower shall not permit its consolidated operating profit in any period set forth below to be less than (or, in the case of an operating (loss), to be greater than) the amount set forth opposite such period below:

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Period	Consolidated Operating Profit(Loss)
April 1, 2012 through June 30, 2012	$(425,000)
July 1, 2012 through September 30, 2012	$(280,000)
October 1, 2012 through December 31, 2012	$80,000
January 1, 2013 through March 31, 2013	$500,000
April 1, 2013 through June 30, 2013	$900,000
July 1, 2013 through September 30, 2013	$1,500,000
October 1, 2013 through December 31, 2013	$2,200,000
January 1, 2014 through March 31, 2014	$3,000,000
April 1, 2014 through June 30, 2014	$3,700,000
July 1, 2014 through September 30, 2014	$4,500,000
October 1, 2014 through December 31, 2014	$5,500,000
January 1, 2015 through March 31, 2015	$6,500,000
April 1, 2015 through June 30, 2015	$6,500,000
July 1, 2015 through September 30, 2015	$6,500,000
October 1, 2015 through December 31, 2015	$6,500,000
January 1, 2016 through March 31, 2016	$6,500,000
April 1, 2016 through June 30, 2016	$6,500,000
July 1, 2016 through September 30, 2016	$6,500,000
October 1, 2016 through December 31, 2016	$6,500,000
January 1, 2017 through Due Date	$6,500,000

For the avoidance of doubt, operating profit(loss) shall be calculated without consideration of other income(expense) or taxes of Borrower.

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9.           Obligation of Borrower when Breach Discovered. Upon discovery by Borrower of any inaccuracy in or breach of any of any Borrower’s representations, warranties or covenants under the Financing Documents or the Additional Financing Documents (if any), Borrower shall give prompt written notice to SDLP of such inaccuracy or breach including reasonable detail describing such breach or inaccuracy, the anticipated effect thereof on Borrower or its business, whether or not Borrower believes such breach or inaccuracy can be cured and if so, the proposed nature and deadline for such cure. Notwithstanding the foregoing, the delivery of such notice and any purported potential cure thereof shall not be deemed to create any cure right or require any forbearance by SDLP unless otherwise agreed by SDLP or expressly provided herein.

10.         Default. Any one or more of the following events, regardless of whether such occurrence is voluntary or involuntary or comes about or becomes effected by operation of law or otherwise, shall be considered a “Default” by Borrower under the terms of this Agreement:

10.1.          Repayment Failure. Borrower fails to timely and fully pay all Obligations on or before the Due Date thereof or when such other Obligations otherwise become due.

10.2.          Incorrect Representation, Warranty, or Furnished Information. Any representation or warranty made by Borrower in any Financing Document or Additional Financing Document (if any) proves to be incorrect or untrue in any material respect, or any representation, information, statements (including financial statements), reports, or any data furnished or made available by or on behalf of any Borrower (including by any attorney or accountant or employee of any Borrower) in connection with any Financing Documents or the matters contemplated hereby or thereby proves to have been untrue in any material respect.

10.3.          Material Breach. Borrower materially breaches or defaults with respect to any covenant, agreement, provision or condition of this Agreement or any other Financing Document (including any Additional Financing Document, if any). For avoidance of doubt, the Parties acknowledge and agree that any Default by Borrower under any Financing Documents (including any Additional Financing Document, if any) shall constitute a default by Borrower under all of the Financing Documents, including any Additional Financing Documents (if any), entitling SDLP to immediately exercise the remedies provided under Section 11. Notwithstanding the foregoing or anything to the contrary herein or otherwise, the failure by Borrower to satisfy a financial covenant set forth in Section 8.16 shall not be a Default hereunder unless the amount by which Borrower fails to achieve any amount specified for a particular period is greater than fifty percent (50%) of such specified amount (any such lower amount representing a “Financial Covenant Failure,” and not a Default). For example, if Borrower has a Consolidated Operating Loss of $600,000 for the period ending June 30, 2012, the failure to have achieve a Consolidated Operating Loss of no more than $425,000 would be a Financial Covenant Failure and not a Default hereunder, as the difference between the actual result and the financial covenant requirement would be $175,000 and less than fifty percent (50%) of the financial covenant requirement. Commencing upon and continuing for so long as a Financial Covenant Failure exists, interest on the outstanding Notes will accrue at a rate equal to nine percent (9.0%); provided, however, that upon Borrower’s satisfaction of the financial covenant requirements for a subsequent period, the rate of interest payable on the Notes shall automatically revert to the interest rate applicable prior to such Financial Covenant Failure.

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10.4.          Bankruptcy or Insolvency. A receiver, conservator, liquidator or trustee of Borrower or any of its subsidiaries is appointed by order of decree of any court or agency or supervisory authority having jurisdiction; or any order for relief is entered against Borrower or any if its subsidiaries under the U.S. Bankruptcy Code; or Borrower or any of its subsidiaries files for bankruptcy protection under the U.S. Bankruptcy Code or any involuntary bankruptcy in which it or any of its subsidiaries is a named debtor is filed; or Borrower or any of its subsidiaries is adjudicated bankrupt or insolvent; or any property of Borrower is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed by or against Borrower or any of its subsidiaries under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect and such petition remains unstayed for more than ninety (90) days

10.5.          Default Under Other Agreements. At any time after the Closing, Borrower materially breaches any covenant, agreement, provision or condition of any of Borrower’s material agreements or contracts.

10.6.          Actions by Other Creditors. Any other creditors or shareholders of, or investors in, Borrower take material action against Borrower or initiate foreclosure proceedings against material assets of Borrower, which actions remains unstayed for more than ninety (90) days

11.         Default Consequences and Remedies. Upon the occurrence of one or more Default by Borrower, and at all times thereafter, and following the expiration of any applicable Cure Period (as defined below):

11.1.          Default Interest. A default interest rate of fifteen percent (15%) per annum, or if less, the maximum rate then permissible under applicable law, calculated on the basis of a three hundred sixty (360) day year, shall accrue against any unpaid Obligations.

11.2.          Acceleration. The full Obligations, including all fees, accrued interest, costs, expenses and charges, shall become immediately due and payable without notice or demand and the Due Date for any then outstanding Obligations shall be deemed the date of the Default triggering such acceleration (except to the extent the default is a Non-Payment Default that is timely cured to SDLP’s satisfaction as provided in Section 12 below).

11.3.          Costs and Expenses of Collection. Borrowers shall be responsible for all costs incurred by SDLP in the collection of the Obligations, including costs and expenses related to the enforcement of SDLP’s liens and security interests and foreclosure on the Collateral, attorney fees, SDLP’s fees, and court and collection costs, if any.

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11.4.       Remedies. SDLP shall have the right to pursue any and all available legal and equitable remedies for the collection of the Obligations and all fees, interest and penalties due and payable, including but not limited to the following:

11.4.1.  SDLP may, at its option, sell the Collateral to a third party and/or take judgment on each Note then outstanding (including any Notes issued as payment in kind of any interest accrued under any other Notes). Borrower expressly waives any rights of presentment, demand, protest, or notice of any kind, notwithstanding anything contained to the contrary herein. Following a Default, SDLP may immediately proceed to take full possession or control of and resell the Collateral. Borrower shall be jointly and severally liable for any costs associated with any removal, control, sale, repair, refurbishment or maintenance completed in preparation for or in connection with a sale pursuant to the Financing Documents and the Additional Financing Documents (if any), which shall be in addition to all other Obligations then owed.

11.4.2.  SDLP may retain the Collateral, exercise control over the Collateral, and transfer the Collateral to SDLP’s or its applicable transferee or assignee’ name and ownership.

11.4.3.  Borrower grants SDLP the absolute right through its own employees or other agent to enter Borrower’s premises and do all things necessary to secure or remove the Collateral.

11.4.4.   Borrower grants SDLP the absolute right through its own employees or other agents to employ Borrower’s personnel in taking any actions with respect to Borrower’s property until such time as SDLP has achieved recovery of the Obligations.

11.4.5.   Borrower acknowledges their duty of full cooperation with SDLP’s employees and agents upon and after any Default, and will instruct its employees regarding same. Further, in the event that additional documentation or actions are needed to accomplish the sale of the Collateral to a third party, Borrower appoints and authorizes SDLP to execute such documents and take any such actions on behalf and in the name of Borrower.

11.4.6.  Borrower authorizes any agent designated by SDLP to sell the Collateral to a third party, and Borrower shall indemnify and hold SDLP or such person or entity harmless for any claims, losses, costs, liabilities or expenses liability relating to or arising from any such sale.

11.4.7. SDLP may take action with respect to and foreclose upon all liens and security interests granted to SDLP hereunder or under any other Financing Documents (including any Additional Financing Documents, if any), until such time as the Obligations shall be paid in full. Borrower shall be liable for any costs and expenses incurred in connection with any enforcement of a lien or security interest or any such foreclosure activities, which shall be considered a part of the, but shall be in addition to and not in limitation of any other, Obligations.

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11.4.8.   Any rights or remedies available under the UCC or any uniform commercial codes or equivalent laws or statutes of any applicable jurisdiction.

11.4.9.  SDLP may take any other action or remedy available to SDLP under applicable law or in equity, or pursuant to the terms of this Agreement, the other Financing Documents (including any applicable Additional Financing Documents, if any), or otherwise.

Following the exercise of any of the foregoing remedies, after payment in full and satisfaction of all Obligations (including any costs of sale, collection and enforcement), any amounts received by SDLP in excess of the Obligations shall be delivered to Borrower or to the order directed by Borrower. SDLP may deduct from the proceeds of any sale of Collateral to a third party the amount of any Obligations owed to SDLP pursuant to this Agreement and any other Financing Documents (including any applicable Additional Financing Documents, if any), or any associated agreements, all costs and expenses associated with the removal and sale of the Collateral, including those costs, if any, incurred in repairing, restoring, protecting, transporting or transferring the Collateral. If the proceeds from any such sale are less than the total Obligations, the proceeds from the sale shall be applied to pay such Obligation, but Borrowers will remain liable for any amounts remaining unpaid or unsatisfied. For avoidance of doubt, the persons and entities that comprise Borrower shall be jointly and severally liable to SDLP for the Obligations and each Borrower and its respective Collateral shall be jointly and severally subject to all remedies available to SDLP under the Financing Documents (including any Additional Financing Documents, if any). Any remedy available to SDLP pursuant to any of Financing Documents shall, to the extent not prohibited by law, be available to SDLP with respect to all such agreements and documents.

12.         Cure Period. Prior to SDLP exercising any of its rights and remedies pursuant Section 11, except in the case of a Default arising from the failure to pay any Obligations when due (such failure being, a “Payment Default” and any other Default being, a “Non-Payment Default”), Borrower shall have a reasonable opportunity to cure any such Non-Payment Default for a period of thirty (30) days after the date of such Non-Payment Default, or such longer period as may be agreed to by SDLP in its sole discretion (the “Cure Period”), prior to SDLP having the right to exercise any remedies hereunder; provided, that Borrower shall promptly advise SDLP of all material facts regarding any such Non-Payment Default and the specific actions Borrower proposes to take to cure any such Non-Payment Default. Whether any such Non-Payment Default is timely and appropriately cured will be determined by SDLP in its good faith, reasonable discretion. Borrower shall not be entitled to any Cure Period for any Payment Default, except to the extent SDLP otherwise agrees in its sole and absolute discretion.

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13.         PRESENTMENT. BORROWER AND ALL PERSONS NOW OR HEREAFTER LIABLE FOR THE PAYMENT OF ANY OBLIGATIONS, INCLUDING INTERESTS, COSTS, CHARGES, EXPENSES, FEES OR ANY OTHER AMOUNTS DUE ON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, THE ADDITIONAL FINANCING DOCUMENTS (IF ANY), OR ANY PART THEREOF, HEREBY (I) EXPRESSLY WAIVE PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST, AND (II) AGREE THAT THE TIME FOR THE PAYMENT OR PAYMENTS OF ANY PART OF THE OBLIGATIONS MAY BE EXTENDED BY THE MUTUAL CONSENT OF THE PARTIES WITHOUT RELEASING OR OTHERWISE AFFECTING THEIR LIABILITY ON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS, OR ANY ADDITIONAL FINANCING DOCUMENTS (IF ANY), OR ANY LIEN, SECURITY INTEREST OR MORTGAGE SECURING THIS THE OBLIGATIONS UNDER AGREEMENT OR ANY OTHER FINANCING DOCUMENTS, INCLUDING ANY ADDITIONAL FINANCING DOCUMENTS (IF ANY).

14.         Conversion. SDLP shall have the right at any time and from time to time to convert all or a portion of the amount of the Obligations into shares of common stock of SDINC in accordance with the terms of the Note and the below terms of this Section 14. SDLP shall exercise such right by delivering to SDINC a written notice (a “Conversion Notice”) of SDLP’s election to convert such Obligations, specifying the dollar amount of Obligations to be converted. Capitalized terms used in this Section 14 but not defined in this Section 14 shall have the meaning assigned to such terms in the Note. Any shares of SDINC issuable upon conversion of the Obligations pursuant to the terms hereof and of the Note are referred to as the “Conversion Shares.”

14.1.          Mechanics of Delivery. On or before the first business day following the date on which SDINC has received a Conversion Notice, SDINC shall confirm by facsimile to SDLP and SDINC’s transfer agent (the “Transfer Agent”) the receipt of the Conversion Notice. On or before the third business day following the date of delivery of the Conversion Notice (the “Share Delivery Date”), SDINC shall (a) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of SDLP, credit such aggregate number of Conversion Shares to which SDLP is entitled pursuant to such Conversion Notice to SDLP’s or its designee’s account with DTC through its Deposit Withdrawal Agent Commission system, or (b) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to SDLP or, at SDLP’s instruction pursuant to the Conversion Notice, SDLP’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the Conversion Notice, a certificate representing the number of Conversion Shares to which SDLP is entitled pursuant to such exercise, registered in the SDINC share register in the name of SDLP or its designee (as indicated in the Conversion Notice). Upon delivery of the Conversion Notice, SDLP shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which conversion (“Conversion”) has been elected pursuant to this Section 14 and the Note, irrespective of the date such Conversion Shares are actually credited to SDLP’s DTC account or the date of delivery of the certificates evidencing such Conversion Shares (as the case maybe). No fractional shares of Common Stock are to be issued upon any such Conversion, but rather the number of Conversion Shares to be issued shall be rounded up to the nearest whole number. SDINC shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares upon any such Conversion.

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14.2.          Conversion Price. The “Conversion Price” for the conversion of the Obligations hereunder into the Conversion Shares shall be $0.37, subject to adjustment as provided herein.

14.3.          Number of Conversion Shares Issuable. The number of Conversion Shares into which the Obligations shall at any time be convertible shall be determined by dividing (i) the amount of the outstanding Obligations (including any accrued and unpaid interest thereon) by (ii) the Conversion Price.

14.4.          SDINC’s Failure to Timely Deliver Conversion Shares. If SDINC fails to timely perform its obligations under Section 14.1, then, in addition to all other remedies available to SDLP, SDINC shall pay in cash to SDLP on each day after the Share Delivery Date that SDINC has not so performed such obligations an amount equal to 2% of the product of (A) the sum of the number of Conversion Shares subject to the Conversion Notice and (B) the Closing Sale Price of the Common Stock on the last trading day immediately preceding the Share Delivery Date. In addition to the foregoing, if SDINC does not timely perform its obligations pursuant to Section 14.1 and if while SDINC remains out of compliance with such obligations SDLP purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by SDLP of shares of Common Stock that SDLP could have satisfied with Conversion Shares if timely delivered (a “Buy-In”), then SDINC shall, within three business days after SDLP’s request and in SDLP’s discretion, either (i) pay cash to SDLP in an amount equal to SDLP’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point SDINC’s obligation to deliver such certificate (and to issue the corresponding number of Conversion Shares) pursuant to Section 14.1 shall terminate, or (ii) promptly honor its obligation to deliver to SDLP a certificate or certificates representing such Conversion Shares or credit SDLP’s balance account with DTC for the number of Conversion Shares to which SDLP is entitled (as the case may be) and pay cash to SDLP in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Conversion Shares times (B) the Closing Sale Price of the Common Stock on the last trading day immediately preceding the date of the Conversion Notice.

14.5.          Insufficient Authorized Shares. SDINC shall at all relevant times keep reserved for issuance a number of shares of Common Stock as shall be necessary to satisfy SDINC’s obligation to issue Conversion Shares pursuant to any Conversion Notice issued hereunder or any equivalent or corresponding provision of any Additional Financing Documents, if any. Notwithstanding and without limiting the foregoing, if at any time while any Obligations remain outstanding SDINC does not have a sufficient number of authorized shares of Common Stock reserved for issuance sufficient to conversion of the full amount of Obligations then outstanding into Conversion Shares (as from time to time in effect, the “Required Reserve Amount,” and any such failure an “Authorized Share Failure”), then SDINC shall immediately take all action necessary to increase the number of authorized shares of SDINC Common Stock to an amount sufficient to allow SDINC to reserve the Required Reserve Amount. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of any Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, SDINC shall hold a meeting of its stockholders to approve an amendment to its charter documents to increase the number of authorized shares of Common Stock sufficient to allow the reservation of the Required Reserve Amount and to avoid any future Authorized Share Failures. In connection with such meeting, SDINC shall provide each stockholder with a proxy statement, or information statement if applicable, and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase amendment to increase its authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such amendment.

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14.6.       Adjustments.

14.6.1.  Stock Dividends and Splits. If SDINC, at any time on or after the Effective Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (whether then or upon a future exchange, exercise conversion or other event), (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, in each case on a fully-diluted basis, assuming that all then outstanding options, warrants and other rights to acquire Common Stock (collectively, “Options”) were exercised (regardless of whether or not then exercisable by their terms) and assuming that all securities that are then directly or indirectly exercisable or exchangeable for or convertible into shares of Common Stock (collectively, and other than any Notes and the Obligations then outstanding thereunder, “Convertible Securities”) are then so exercised, exchanged or converted (regardless of whether or not then exercisable, exchangeable or convertible by their terms). Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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14.6.2.   Adjustment Upon Issuance of Shares of Common Stock. Other than Exempted Issuances (as defined below), if and whenever from and after the Effective Date, SDINC issues or sells, or in accordance with this Section 14.6 is deemed to have issued or sold, any shares of Common Stock (including any Convertible Securities) for a consideration per share (the “New Issuance Price”) less than the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing types of issuances or sales, a “Dilutive Issuance”), then immediately upon such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section  14.6.2, the following shall apply:

(i)          Issuance of Options. If SDINC in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by SDINC at the time of the granting or sale of such Option for such price per share. For purposes of this Section 14.6.2(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall equal the sum total of the lowest amounts of consideration (if any) received or receivable by SDINC with respect to any one share of Common Stock after taking into account the granting or sale of the Option, the exercise of the Option, and the conversion, exercise or exchange of any related Convertible Security issuable upon exercise of such Option. Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock or the conversion, exercise or exchange of such Convertible Securities, as the case may be.

(ii)         Issuance of Convertible Securities. If SDINC in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Conversion Price then in effect, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by SDINC at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 14.6.2(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum total of the lowest amounts of consideration (if any) received or receivable by SDINC with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exercise or exchange of such Convertible Security. Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or the conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Agreement has been or is to be made pursuant to other provisions of this Section 14.6.2(ii), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease automatically shall be deemed adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 14.6.2(iii), if the terms of any Option or Convertible Security that was outstanding as of the Effective Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Notwithstanding the foregoing or anything to the contrary herein, no adjustment pursuant to this Section 14.6.2(iii) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(iv)        Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of SDINC, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for the difference of (i) the aggregate fair market value of such Options and other securities issued or sold in such integrated transaction, less (ii) the fair market value of the securities other than such Option, issued or sold in such transaction, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by SDINC. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by SDINC therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by SDINC will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by SDINC for such securities will be the volume weighted average trading price of such security for the five trading day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which SDINC is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by SDINC and SDLP. If such parties are unable to reach agreement within 10 days after the occurrence of any event requiring a valuation under this Section (a “Valuation Event”), the fair value of such consideration will be determined within five trading days after the 10th day following such Valuation Event by an independent, reputable appraiser jointly selected by SDINC and SDLP. The determination of such appraiser shall be final and binding upon all Parties absent manifest error and the fees and expenses of such appraiser shall be borne by SDINC.

(v)         Record Date. If SDINC takes a record of the holders of shares of Common Stock for the purpose of determining which holders are entitled (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

14.6.3. McGaughy Litigation. In addition to any other adjustments to the Conversion Price required hereunder, the Conversion Price will be reduced (x) by $0.005 for each 250,000 shares of Common Stock (or Options or Convertible Securities exercisable or exchangeable or convertible therefor) of SDINC issued in connection with the settlement of the claims asserted in the McGaughy Litigation as described in Exhibit E (the “McGaughy Litigation”) and (y) by $0.01 for each increment of $50,000 paid in connection with the settlement of the claims asserted in the McGaughy Litigation.

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14.6.4. Other Events. If SDINC (or any direct or indirect subsidiary thereof) takes any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect SDLP in accordance with the intentions of Sections 14.6.1, 14.6.2 or 14.6.3 or from dilution, or if any event occurs of the type contemplated by the provisions of this Section 14.6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then SDINC’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the interests of SDLP as reflected in this Section 14.6; provided, that no such adjustment pursuant to this Section 14.6.2 will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 14, provided, further, that if SDLP does not accept any such proposed adjustments as appropriately protecting its interests hereunder, then SDINC’s Board of Directors and SDLP shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding on the Parties absent manifest error and whose fees and expenses shall be borne by SDINC.

14.6.5. Calculations. All calculations under this Section 14 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable; provided, that if any such calculations would result in SDLP receiving a partial share, such calculation shall be rounded up to a whole share. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of SDINC (or then issuable as Conversion Shares).

14.7.      Exempted Issuances. For purposes hereof, “Exempted Issuances” shall mean (A) shares of Common Stock issued or deemed to have been issued by SDINC pursuant to an Approved Stock Plan (as defined below) outstanding on the date hereof, but in any event, not in excess of 500,000 shares of Common Stock (including any Options or other rights exercisable therefor) in any twelve-month period; (B) shares of common stock issued or deemed to have been issued by SDINC pursuant to this Agreement or the Warrant issued to EQ Partners LLC (or its assigns); (C) shares of common stock issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date hereof and disclosed to SDLP in writing, provided that the terms of such Option or Convertible Security are not amended or otherwise modified on or after such date, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date hereof; (D) Conversion Shares issued or deemed to have been issued to SDINC upon conversion of the Note; and (E) securities issued pursuant to the acquisition of another entity by either Borrower that is approved by SDLP, by merger, purchase of all or substantially all of the assets of such entity or other transaction whereby such Borrower shall become directly or indirectly the owner of more than 25% of the aggregate voting power of all classes of the voting securities of such other entity; provided, that the foregoing provision does not provide SDLP with the right to prevent or approve any acquisition or merger itself, and any such SDLP approval shall only determine whether such acquisition or merger is an Exempted Issuance. For purposes hereof, an “Approved Stock Plan” shall mean any stock incentive plan that has been adopted for bona fide incentive compensation purposes and approved by the board of directors and stockholders of SDINC, pursuant to which the SDINC’s Common Stock may be issued to any employees or consultants that are not founders, officers or their affiliates, for services provided to SDINC, which Approved Stock Plan shall not permit the granting of securities that would constitute greater than ten percent (10%) of the outstanding capital stock of Company calculated on a fully-diluted basis (as described in Section 14.6.1) as of the Effective Date.

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This Agreement and all other Financing Documents (including any Additional Financing Documents, if any) shall continue in full force and effect with respect to any of the Obligations that are not converted into Conversion Shares pursuant to the foregoing provisions and the provisions of the Note.

15.         Registration Rights. SDLP shall have, and Borrower hereby agrees to comply with the requirements of, the registration rights with respect to its Conversion Shares specified on Schedule B hereto.

16.         Legal Fees and Expenses. Borrower shall be solely responsible for its own legal, professional and out-of-pocket fees and expenses incurred or charged in connection with the Financing Documents and the Additional Financing Documents (if any). Borrower also shall pay or reimburse SDLP for (a) up to $20,000 of SDLP’s legal, professional and out-of-pocket fees and expenses incurred or charged in connection with the Initial Financing (which amount may be withheld by SDLP to pay such amounts but shall nonetheless be deemed to have been advanced to Borrower as part of the Initial Financing), and (b) up to $20,000 of SDLP’s legal, professional and out-of-pocket fees and expenses incurred or charged in connection with the Second Financing and each Additional Financing, if any (which amount may be withheld by SDLP to pay such amounts but shall nonetheless be deemed to have been advanced to Borrower as part of each applicable Additional Financing, if any),

17.         Acknowledgments. SDLP acknowledges that SDLP is an “accredited investor,” as defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). LENDER AND BORROWER ACKNOWLEDGE THAT THIS IS NOT A CONSUMER TRANSACTION OR FINANCING.

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18.         Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. This Agreement, the other Financing Documents and the Additional Financing Documents (if any) shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of laws rules, except with respect to the laws that apply to the perfection and enforcement of the security interests in the Collateral, in which case the laws of the states in which the Collateral is located shall govern. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any New York appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document (including any Additional Financing Document, if any), or for recognition or enforcement of any judgment relating thereto or arising therefrom, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be exclusively heard and determined in such New York State court or, to the extent permitted by applicable law, in such New York federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement or any other Financing Document (including any Additional Financing Document, if any) or otherwise shall affect any right that SDLP may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document (including any Additional Financing Document, if any) against Borrower or its properties in the courts of any jurisdiction. Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document or Additional Financing Document (if any) in any court referred to herein. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of any purported inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Financing Document or Additional Financing Document (if any), in the manner provided for notices (other than telecopy or email) in Section 21. Nothing in this Agreement or any other Financing Document (including any Additional Financing Document, if any) will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Financing Document (including any Additional Financing Document, if any), the Finance or the other transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

19.         Payments to SDLP. Unless SDLP notifies Borrowers that a different method of payment is desired, all payments of any amounts owed to SDLP shall be paid by wire transfer to the following bank account:

Account Name:	SaveDaily Partners, L.P.
ABA Routing Number:
Account Number:
Bank:	1st Century Bank
Contact:	Jeb Bernardino

20.         Funding. The funding of the Financing Amount to Borrower (net of applicable costs and expenses, if elected by SDLP) shall be made by wire transfer to the following account:

Account Name:	SaveDaily INC.
Routing Number:
Account Number:
Bank:	US Bank

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21.         Notices. Unless otherwise specifically provided herein, any approval, disapproval, demand, document or other notice or communication (“Notice”) required or permitted to be given hereunder shall be in writing and may be served (a) personally, or (b) by commercial delivery or private courier service, or (c) by Federal Express or other national overnight delivery service, or (d) by registered or certified mail (return receipt requested, postage prepaid), or (e) by telecopy or facsimile transmission, to the respective addresses and numbers specified below (or such other address for Notice as any Party may provide to the other Party from time to time pursuant to a validly delivered Notice hereunder), which Notice shall be effective (i) upon personal delivery, (ii) the next business day after delivery to Federal Express or other national overnight delivery service for next day delivery to the appropriate address, (iii) when received as indicated by the date on the return invoice or receipt showing delivery, or (iv) when sent by telecopy or facsimile, with written proof of either transmittal to and receipt by the other party or the failure of such transmission to the number designated by such party in this Section being established mechanically by the sender at the time of transmittal or attempted transmittal. Any delivery by facsimile in which all attempted facsimile transmissions failed shall be followed on the next business day by one of the other methods of notice set forth in this Section. Notice of change of any address or fax numbers shall be given by written notice in the manner detailed in this Section or by email at the addresses set forth in this Section. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to constitute receipt of the Notice. All Notices to SDLP shall be copied via email to SDLP at the address specified below. The parties’ addresses for Notices are as follows:

IF TO LENDER:	SaveDaily Partners, L.P.
c/o Quail Bend GP, LLC
323 S. Anita Avenue

Los Angeles, CA 90049
Facsimile: (310) 438-7246
Attn: Steven Durbin, Jr.
Email: sdurbin@quailbendcapital.com

with a copy (which shall not constitute notice) to:

John L. Filippone, Esq.
Bingham McCutchen LLP
355 South Grand Avenue
Los Angeles, CA 90067
Facsimile: 213-830-8626
Email: john.filippone@bingham.com

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IF TO BORROWER:	SaveDaily, Inc.
3020 Old Ranch Parkway, Suite 140
Seal Beach, CA 90740
Attn: Matthew Nunez
Facsimile: 562.684.4837
Email: jeff.mahony@savedaily.com
matt.nunez@savedaily.com
greg.vacca@savedaily.com

with a copy (which shall not constitute notice) to:

Howard M. Appel
Law Offices of Aaron A. Grunfeld & Associates
1100 Glendon Avenue, 8th Floor
Los Angeles, California 90024-
3526 Fax: (310) 295-2055
Email: happel@grunfeldlaw.com

22.         Miscellaneous. This Agreement, the Financing Documents and the Additional Financing Documents (if any), constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior or contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written. This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto. If Borrower consists of more than one person or entity, (i) the liability and responsibilities of each such person and entity that comprises Borrower shall be joint and several with respect to this Agreement, the Financing Documents (including any Additional Financing Documents, if any), and (ii) all references to Borrower shall be deemed to include the phrases “all of Borrowers” and “each of Borrowers” as the context requires. Borrower may not assign its obligations under this Agreement without the prior written consent of SDLP, which may be granted, conditioned or withheld in SDLP’s sole discretion. SDLP may freely pledge, assign or transfer its rights under this Agreement or under any Note issued pursuant hereto or pursuant to any Additional Financing Documents, if any, subject only to delivering a Notice of such fact to Borrower as provided in Section 21. From and after any such assignment, all references to “SDLP” herein” shall mean and include any such assignee to the extent of the rights so assigned. All provisions herein shall be construed in all cases as a whole according to their fair meaning, neither strictly for nor against either Borrower or SDLP and without regard for the identity of the party preparing the same. Borrower agrees to cooperate in good faith with SDLP and its agents and representatives in all aspects of accomplishing the intent of this Agreement, including but not limited to signing additional documents and taking other actions as may be reasonably necessary or proper for such purpose. No agency, partnership, joint venture or other relationship is intended hereby, and no Party shall be deemed the agent, servant, employee, partner or joint venturer of ant other Party. Borrower and SDLP shall not, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. Any date that falls on a legal holiday or weekend shall not be extended until the next business day. Without limiting SDLP’s rights or remedies provided herein or available at law or in equity, the term of this Agreement shall extend until all Obligations are paid in full and Borrower performs all obligations that are required under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:	SDLP:

SAVEDAILY, INC.	SAVEDAILY PARTNERS, L.P.

By:	By:
Name:	Name:
Title:	Title:

SAVEDAILY.COM, INC.

By:
Name:
Title:

SCHEDULE A

USE OF PROCEEDS

Cash Provided for Working Capital	$792,500
Repay EQ Partners, LLC Note	375,000
3.5% Placement Fee to The Watley Group	43,750
1.5% Closing Fee to Quail Bend, LLC	18,750
Legal expense reimbursement to SaveDaily Partners, L.P.	20,000

Total Uses	$1,250,000

Quail Bend Draft

03/23/2012

SCHEDULE B

REGISTRATION RIGHTS

The following provisions shall govern the registration rights of SDLP and its assigns with respect to any shares of common stock of SaveDaily, Inc. issuable upon conversion of any Notes issued pursuant to or as contemplated by the Financing and Security Agreement to which this Schedule B is attached (including pursuant to any Additional Financing). Terms used but not defined herein shall have the respective meanings assigned to such terms in such Financing and Security Agreement or the equivalent Financing Documents relating to any Additional Financing, if any.

1.           Demand Registrations.

(a)          Requests for Registration. Except as may be otherwise set forth herein, SDLP may at any time request registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or part of its Conversion Shares (including any Conversion Shares issuable upon Conversion of any Notes) on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”). Each request for a Demand Registration (as defined herein) shall specify the approximate number of Conversion Shares requested to be registered and the anticipated per share price range for such offering. Subject to paragraph 4(b), a Demand Registration shall not count as a request for registration pursuant to this paragraph 1(a) if at least 50% of the Conversion Shares that SDLP has requested to be registered in such Demand Registration are not registered for reasons other than SDLP’s voluntary decision not do so. A registration requested pursuant to this paragraph 1(a) is referred to herein as a “Demand Registration” and all such registrations are referred to herein as “Demand Registrations.”

(b)          Long-Form Registrations. SDLP will be entitled to request up to two (2) Long-Form Registrations. Subject to paragraph 4(b), a registration will not count as one of the permitted Long-Form Registrations until it has become effective. Subject to paragraph 4(b), Borrower will pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration, whether or not it becomes effective or is completed. All Long-Form Registrations shall be underwritten registrations.

(c)          Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to paragraph 1(b), SDLP will be entitled, subject only to the limitations set forth herein, to request up to ten (10) Short-Form Registrations. Subject to paragraph 4(b), Borrower will pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration whether or not it becomes effective or is completed. Demand Registrations will be Short-Form Registrations whenever Borrower is permitted to and does use any applicable short form for registration of securities under the Securities Act. So long as Borrower is subject to and is current with respect to all of its reporting requirements under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), Borrower will use its best efforts to make Short-Form Registrations available for the sale of Conversion Shares (including any Conversion Shares issuable upon Conversion of any Notes).

(d)          Priority on Demand Registrations. Borrower will not include in any Demand Registration any securities which are not Conversion Shares without the prior written consent of SDLP, which consent shall not be unreasonably withheld or delayed.. If a Demand Registration is an underwritten offering and the managing underwriters advise Borrower in writing (with a copy to SDLP) that in their opinion the number of Conversion Shares and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Conversion Shares and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, Borrower will exclude from such registration all securities which are not Conversion Shares to allow the registration of the maximum number of Conversion Shares which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering.

(e)          Restrictions on Demand Registrations. Borrower will not be obligated to effect any Demand Registration (i) within twelve months from the Initial Closing Date, (ii) within three months after the effective date of a previous Demand Registration or Piggyback Registration or (ii) when SDLP may freely sell the securities proposed to be registered pursuant to Rule 144, without being subject to any volume or manner of sale restrictions thereunder. Borrower may postpone for up to 30 days the filing or the effectiveness of a registration statement for a Demand Registration if Borrower’s Board of Directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by Borrower or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, that in such event, SDLP will be entitled to withdraw its Demand Registration request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder, and Borrower will pay all Registration Expenses in connection with such registration; provided, that Borrower may delay a Demand Registration hereunder only once in any twelve-month period.

(f)          Other Registration Rights. Borrower will not grant to any Persons (other than the rights granted to SDLP hereunder and the corresponding rights applicable to any additional Conversion Shares issued to SDLP after conversion of any additional Notes issued to SDLP pursuant to an Additional Financing, if any) the right to request or require Borrower to register any other equity securities of Borrower, including any Convertible Securities (whether as a demand registration or a piggyback registration), without the prior written consent of SDLP, which consent shall not be unreasonably withheld or delayed.

2.            Piggyback Registrations.

(a)          Right to Piggyback. Whenever Borrower proposes to register any of its securities (whether or not for sale for its own account, and including any proposed registration of Borrower’s securities by any third party, to the extent permitted hereby) under the Securities Act (other than pursuant to a Demand Registration, which is addressed in paragraph 1 above rather than this paragraph 2, or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used also may be used for the registration of Conversion Shares (a “Piggyback Registration”), Borrower will give prompt written notice to SDLP of its intention to effect such a registration and will include in such registration all Conversion Shares that SDLP requests within 30 days after the receipt of Borrower’s notice to be included in such registration.

(b)          Piggyback Expenses. The Registration Expenses of SDLP will be paid by Borrower in all Piggyback Registrations whether or not such registration becomes effective or is completed.

(c)          Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Borrower, and the managing underwriters advise Borrower in writing (with a copy to SDLP) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, Borrower will include in such registration (i) first, the securities Borrower proposes to sell, (ii) second, the Conversion Shares requested to be included in such registration, and (iii) third, any other securities requested to be included in such registration pro rata among the holders thereof on the basis of the number of such securities owned by each such holder.

(d)          Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Borrower’s securities other than SDLP (it being understood that no such rights may exist without SDLP’s consent hereunder, and that for purposes of this paragraph 2(d) that secondary registration on behalf of SDLP is addressed in paragraph 1 above rather than in this paragraph 2(d)), and the managing underwriters advise Borrower in writing (with a copy to SDLP) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, Borrower (if and only to the extent SDLP has agreed to allow Borrower to grant and honor such third party registration rights) will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Conversion Shares requested to be included in such registration by SDLP, pro rata among the holders of such securities and (ii) second, any other securities requested to be included in such registration.

(e)          Other Registrations. If Borrower has previously filed a registration statement with respect to Conversion Shares pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, Borrower will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

3.           Registration Procedures.

Whenever SDLP has requested that any Conversion Shares be registered pursuant to this Agreement, Borrower will use its best efforts to promptly effect the registration and the sale of such Conversion Shares in accordance with the intended method of disposition thereof, and pursuant thereto Borrower will as expeditiously as possible:

(a)          prepare and promptly file with the Securities and Exchange Commission (“SEC”) a registration statement with respect to such Conversion Shares and thereafter use its best efforts to cause such registration statement to become effective as promptly as reasonably practicable (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, Borrower will furnish to the counsel selected by SDLP copies of all such documents proposed to be filed, which documents will be subject to review of such counsel and a reasonable opportunity to provide comments thereto);

(b)          notify SDLP of any comments received from the SEC with respect to any such registration statement and provide a copy of Borrowers proposed responses thereto a reasonable period of time prior to the submission thereof to the SEC, and notify SDLP of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 180 days (subject to extension pursuant to paragraph 6(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Conversion Shares by an underwriter or dealer or (ii) such shorter period as is required for all of the securities covered by such registration statement to actually be disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c)          furnish to SDLP such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as SDLP may reasonably request or as is customary or required in order to facilitate the disposition of the Conversion Shares owned by SDLP;

(d)          use its best efforts to register or qualify such Conversion Shares under such other securities or blue sky laws of such jurisdictions as is required by applicable law or as SDLP reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable SDLP to consummate the disposition in such jurisdictions of the Conversion Shares owned by SDLP (provided, that Borrower will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)          notify SDLP at any time when a prospectus relating to the Conversion Shares is required to be delivered under the Securities Act upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of SDLP, Borrower will promptly prepare, file with the SEC (to the extent required) and furnish to SDLP a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Conversion Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)          cause all such Conversion Shares to be listed on each securities exchange on which similar securities issued by Borrower are then listed and, if not so listed, to be listed on the NASD automated quotation system;

(g)          provide a transfer agent and registrar for all such Conversion Shares not later than the effective date of each such registration statement;

(h)          enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as SDLP or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Conversion Shares (including, without limitation, effecting a stock split or a combination of shares);

(i)          make available for inspection by SDLP, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Borrower, and cause Borrower’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)          otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and (to the extent not already included in Borrower’s public SEC filings) make available to SDLP, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Borrower’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)          notify each seller of Conversion Shares in the event of the issuance of any stop order suspending the effectiveness of a registration statement relating thereto, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and use its best efforts promptly to obtain the withdrawal of such order;

(l)          obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by Borrower’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Conversion Shares being sold reasonably request;

(m)          permit any holder of Conversion Shares which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling Person of Borrower, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material regarding such holder and its Conversion Shares, furnished to Borrower in writing, which in the reasonable judgment of such holder and its counsel should be included; and

(n)          provide a legal opinion of Borrower’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

Borrower may require each seller of Conversion Shares as to which any registration is being effected to furnish Borrower such information regarding such seller and the distribution of such securities as Borrower may from time to time reasonably request in writing and as is required to be disclosed pursuant to mandatory provisions of the applicable form of registration statement.

4.            Registration Expenses.

(a)          All expenses incident to Borrower’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Borrower and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Borrower (all such expenses being herein called “Registration Expenses”), will be borne by Borrower entirely as provided in this Agreement, and Borrower also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the Conversion Shares to be registered on each securities exchange on which similar securities issued by Borrower are then listed or on the NASD automated quotation system.

(b)          Notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to pay for any Registration Expenses in connection with a registration proceeding begun pursuant to paragraph 1 if the registration request is subsequently withdrawn at the request of the initiating holders, unless such holders agree to forfeit their right to one Demand Registration pursuant to paragraph 1(a) (in which case such right to such withdrawn Demand Registration shall be forfeited by the holders initiating such request but Borrower shall be responsible for all related Registration Expenses); provided, however, that if at or prior to the time of such withdrawal, such holders have learned of a material adverse change in the condition, business, or prospects of Borrower not known to such holders at the time of their request for such registration (it being understood that a change in Borrower’s stock price shall not constitute in and of itself a material adverse change) and withdrew their request for registration with reasonable promptness after learning of such material adverse change, then such holders shall not be required to pay any of such Registration Expenses nor be required or deemed to have forfeited any Demand Registration rights.

(c)          In connection with each Demand Registration and each Piggyback Registration, Borrower will pay or reimburse the holders of Conversion Shares covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Conversion Shares included in such registration.

(d)          To the extent Registration Expenses a Demand Registration is withdrawn in the absence of any material adverse change in the condition, business, or prospects of Borrower and the holders of the shares subject to such Demand Registration do not elect to forfeit their right to one Demand Registration in exchange for Borrower bearing the related Registration Expenses, each holder of securities included in such withdrawn registration hereunder will pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered for each seller.

5.            Indemnification.

(a)          Borrower jointly and severally agrees to indemnify and hold harmless, to the maximum extent permitted by law, each holder of Conversion Shares, its principals, partners, members, managers, officers, directors and employees, and each person or entity that controls any such holder (within the meaning of the Securities Act) (the foregoing persons, “Conversion Share Indemnitees”) against any and all losses, claims, costs, expenses, damages, liabilities and judgments (howsoever asserted or arising, “Losses”), to which any such Conversion Share Indemnitee may become subject under the Securities Act, the Exchange Act, or otherwise, insofar as such Losses (including any investigations, actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this paragraph 5 collectively called an “application”) executed by or on behalf of Borrower or based upon written information furnished by or on behalf of Borrower filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and Borrower will reimburse each applicable Conversion Share Indemnitee for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses, investigation action or proceeding; provided, that Borrower will not be liable in any such case to the extent that any such Losses are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have resulted arise directly from an untrue statement of a material fact, or a material omission , in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto as a result of written information prepared and furnished to Borrower by such holder expressly for use therein or by such holder’s failure to deliver, if such Person is required by law to deliver, a copy of the registration statement or prospectus or any amendments or supplements thereto after Borrower has timely furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Borrower will indemnify such underwriters, their officers and directors and each Person that controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Conversion Share Indemnitees.

(b)          In connection with any registration statement in which a holder of Conversion Shares is participating, each such holder will furnish to Borrower in writing such information and affidavits as a selling stockholder is required by law to deliver to the extent Borrower reasonably requests the same for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless Borrower, its directors and officers and each other Person who controls Borrower (within the meaning of the Securities Act) against any Losses to which Borrower or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or investigations, actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, but only to the extent such Losses are determined by a court of competent jurisdiction in a final judgment not subject to have directly resulted from written information prepared and furnished to Borrower by such holder expressly for use therein; provided, that the foregoing obligation of the holders of Conversion Shares to indemnify will be individual, not joint and several, to each holder and will be limited to the net amount of proceeds actually received by such holder from the sale of Conversion Shares pursuant to such registration statement.

(c)          Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give such prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)          The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. If the indemnification provided for in paragraph 5(a) from Borrower is unavailable to hold harmless any Conversion Share Indemnitee in respect of any Losses referred to herein (including any investigations, actions or proceedings, whether commenced or threatened, in respect thereof), then Borrower, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the applicable Conversion Share Indemnitee as a result of such Losses(including any investigations, actions or proceedings, whether commenced or threatened, in respect thereof) in such proportion as is appropriate to reflect the relative fault of Borrower and the applicable Conversion Share Indemnitee(s), as well as any other relevant equitable considerations. The relative faults of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, Borrower or such indemnified party, and Borrower’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation, action or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this paragraph 5(d).

6.            Participation in Underwritten Registrations.

(a)          No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s): provided, that no holder of Conversion Shares will be required to sell more than the number of Conversion Shares that such holder has requested Borrower to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as a selling stockholder is customarily required to deliver and are reasonably required under the terms of such underwriting arrangements; provided, that no holder of Conversion Shares included in any underwritten registration shall be required to make any representations or warranties to Borrower or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of and title to the Conversion Shares being registered and the intended method of distribution) or to undertake any indemnification or “holdback” obligations to Borrower or the underwriters with respect thereto.

(b)          Each Person that is participating in any registration hereunder agrees that, upon receipt of any written notice from Borrower of the happening of any event of the kind described in paragraphs 3(e) and 3(k) above, such Person will forthwith discontinue the disposition of its Conversion Shares pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such paragraph 3(e). If Borrower gives any such written notice, the applicable time period mentioned in paragraph 3(b) during which a registration statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such written notice pursuant to this paragraph to and including the date when each seller of a Conversion Share covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by paragraph 3(e).

7.            Current Public Information.

At all times after Borrower has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Securities Exchange Act, Borrower will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as any holder or holders of Conversion Shares may reasonably request, all to the extent required to enable such holders to sell Conversion Shares pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC.

8.           Assignment.

SDLP and its applicable assignees may freely assign the rights to registration hereunder to any transferee or assignee of any Notes issued pursuant to any Financing Documents (including in any Additional Financing pursuant to any Additional Financing Documents, if any) and to any transferee or assignee of any Conversion Shares, subject only to written Notice to Borrower thereof. From and after any such assignment, the applicable transferee(a) and assignee(s) shall be entitled to all rights provided in this Schedule B with respect to the Notes (and any Conversion Shares issued or issuable upon Conversion thereof) and/or Conversion Shares so transferred or assigned, and SDLP (to the extent still a holder of Notes (and any Conversion Shares issued or issuable upon Conversion thereof) or Conversion Shares) shall similarly be entitled to all applicable rights provided herein.